LMS MEDICAL SYSTEMS INC.

CONTACT:
Andrea Miller, Communications
5252 de Maisonneuve West, Suite 314
Montreal, Quebec, Canada, H4A 3S5
Tel : (514) 488-3461 ext. 222       Fax: (514) 488-1880
www.lmsmedical.com / investor@lmsmedical.com
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For Immediate release

                    LMS DELIVERS CALM(TM) 3.0 FOR OBSTETRICS

MONTREAL, QUEBEC, AUGUST 18, 2005 - LMS MEDICAL SYSTEMS (AMEX:LMZ; TSX:LMZ), a
healthcare technology company and developer of the CALM(TM) system (Computer
Assisted Labor Management) today announced that general availability of its CALM
3.0 OB software unveiled at the 2005 Annual Healthcare Information and
Management Systems Society Conference held in Dallas, Texas, will occur on
August 23,2005.

The CALM(TM) suite of products provides Physicians, Nurses and Risk Managers with decision support and risk management software that have been designed to create high reliability and risk reduction in obstetrical patient care.

In the coming weeks, CALM(TM) will be deployed into a number of obstetrics departments throughout the USA.

ABOUT LMS: LMS is a leader in the application of advanced mathematical modeling and neural networks for medical use. The LMS Computer Assisted Labor Management product suite provides physicians, nursing staff and risk managers with innovative obstetrical decision support and risk management tools integrated into robust clinical information systems designed to improve outcomes and patient care for mothers and their infants during labor and delivery.

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements including, but without limitation, economic conditions in general and in the healthcare market, the demand for and market for our products in domestic and international markets, our current dependence on the CALM product suite, the challenges associated with developing new products and obtaining regulatory approvals if necessary, research and development activities, the uncertainty of acceptance of our products by the medical community, the lengthy sales cycle for our products, third party reimbursement, competition in our markets, including the potential introduction of competitive products by others, our dependence on our distributors, physician training, enforceability and the costs of enforcement of our patents, potential infringements of our patents and the other factors set forth from time to time in the Company's filings with the United States Securities and Exchange
Commission and with the Canadian Securities Commissions. The Company has no intention of or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.